Exhibit 99.1
SETTLEMENT AND RELEASE AGREEMENT
     This Settlement and Release Agreement (“Agreement”) is entered into between Indiana Insurance Commissioner James Atterholt, in his capacity as Liquidator of Maxicare Indiana, Inc. (hereinafter, the “Liquidator”), and Maxicare Health Plans, Inc. (“MHP”), collectively hereinafter, the “Parties”.
RECITALS
     A. On June 25, 2001, a Complaint for Damages (as amended on February 2, 2002) was filed on behalf of the Liquidator under the caption Sally B. McCarty (now James Atterholt), as the Insurance Commissioner for the Department of Insurance for the State of Indiana v. Susan Blais, Alan Bloom, Patricia Fitzpatrick, Patricia Richards, and Jeffrey Welch, officers and/or directors of Maxicare Indiana, Inc. and Maxicare Health Plans, Inc., Cause No: 49C01-0105-MI-001111-1 (hereinafter, the “Lawsuit”), which remains pending in the Marion County Circuit Court, State of Indiana (hereinafter, “Liquidation Court”), and which alleges, in part, that MHP breached its contractual obligations under the Administrative Services Agreement between MHP and Maxicare Indiana, Inc. (“MI”), fraudulently concealed MI’s true financial condition and other facts relating to MI’s business and operations, manipulated the finances of MI to its own benefit, and caused payments and transfers to be made from MI to or for the benefit of MHP, or entities owned or controlled by MHP, on the eve of insolvency;
     B. MHP has denied and continues to deny liability for the matters alleged in the Lawsuit and enters into this Agreement solely to avoid the expense and uncertainty of litigation. The Parties expressly understand and agree that this Agreement shall not constitute or be construed as an admission of liability by any of the Parties for any purpose whatsoever; and
     C. The Parties hereto, after consultation and negotiations through their respective counsel, have agreed that it is in their mutual best interests, for business reasons, to now settle the claims between them, only, under the terms and conditions set forth below.
AGREEMENT
     Now, therefore , in reliance upon and in consideration of the mutual covenants expressed herein, and intending to be legally bound, the Parties agree as follows:
     1. The above stated Recitals and all the facts and circumstances alleged therein are incorporated and made a part of this Agreement.
     2. MHP hereby pays to “Maxicare Indiana in Liquidation,” via wire transfer per instructions from the Liquidator, the sum of Seven Hundred Fifty Thousand Dollars ($750,000) (“Cash Payment”), the receipt of which is hereby acknowledged by MI.

     3. Subject to the provisions of Paragraph 7(f) below, MHP hereby waives and releases in all respects all claims encompassed in the Proof of Claim it filed against the MI estate in the amount of Twenty Million Two Hundred Twenty-Seven Thousand Nine Hundred Three Dollars and 60/100 ($20,227,903.60), Claim No. 105359.
     4. With the exception of any claim for the breach of this Agreement, for reinstated claims to the extent permitted under Paragraphs 7(f) and/or 8 and subject to Paragraph 10, the Liquidator on behalf of himself, the MI Estate, and their present agents, attorneys, employees, shareholders, members, officers, directors, parents, subsidiaries, affiliates, successors, predecessors and assigns and any and all other representatives, hereby RELEASES AND FOREVER DISCHARGES MHP and, except as noted below, its former and present agents, attorneys, employees, shareholders, members, officers, directors,1 parents, subsidiaries, affiliates, successors, predecessors and assigns and all other affiliated or related entities and corporations from any and all claims, demands, losses, costs, causes of actions, debts, obligations, liabilities, or petitions of any kind which now exist or which may exist in the future WHETHER KNOWN OR UNKNOWN, including without limitation, all claims in connection with or arising out of facts, transactions or conduct reflecting or relating to the Lawsuit and any other matter concerning the Parties existing to and including the date of this Agreement. However, the release does not extend to bar any claims which have been or could be asserted in the lawsuit against, specifically, Susan Blais, Alan Bloom, Patricia Fitzpatrick, Patricia Richards, and/or Jeffrey Welch, Officers and Directors of Maxicare Indiana, Inc., who are defendants in the lawsuit. Moreover, this release does not extend to bar the Liquidator and/or MI from asserting and pursuing a claim, as shareholder or otherwise, in the receivership proceeding involving Maxicare Life and Health Insurance Company (“MLH”).
     5. With the exception of any claim for the breach of this Agreement, for reinstated claims to the extent permitted under Paragraph 7(f) and subject to Paragraph 10, MHP on behalf of itself, its present agents, attorneys, employees, shareholders, members, officers, directors, parents, subsidiaries, affiliates, successors, predecessors and assigns and any and all other representatives, hereby RELEASES AND FOREVER DISCHARGES the Liquidator, the MI Estate and their former and present agents, attorneys, employees, shareholders, members, parents, subsidiaries, affiliates, successors, predecessors and assigns and all other affiliated or related entities and corporations, from any and all claims, demands, losses, costs, causes of actions, debts, obligations, liabilities, or petitions of any kind which now exist or which may exist in the future WHETHER KNOWN OR UNKNOWN, including without limitation, all claims in connection with or arising out of facts, transactions or conduct reflecting or relating to the Lawsuit and any other matter concerning the Parties existing to and including the date of this Agreement.
     6. This Agreement may be raised as a defense to any claim, action, or other proceeding that may be brought, instituted or taken by one of the Parties against the other in breach of this Agreement.

[1]	Certain of the individual defendants were officers and directors of MHP as well as Maxicare Indiana, Inc. This release does not and is not intended to release or limit the Liquidator’s claims in any manner against the individual defendants in the Lawsuit, as officers and directors of Maxicare Indiana, Inc.

     7. The Liquidator, on behalf of MI, and MHP specifically agree and commit to the following:
(a)	Promptly after the execution of this Agreement and receipt of the Cash Payment, the Liquidator and MHP shall jointly file with the Liquidation Court a Motion to Ratify this Settlement and Release Agreement and shall jointly support such Motion while it is under review by the Liquidation Court and during reconsideration or appeal, if any, following a ratification by the Liquidation Court of this Agreement;

(b)	The Liquidator hereby confirms that the Cash Payment, upon receipt from MHP, was deposited, in a designated MI account opened for the exclusive purpose of holding the Cash Payment and in which no other MI assets are currently held or will be held;

(c)	Until this Agreement has been ratified by a final, non-appealable Order, the Liquidator shall continue to hold the Cash Payment, including all interest that accrues thereon, in such designated account and shall not commingle the Cash Payment, or any interest that may accrue thereon, with any other assets of MI;

(d)	Upon this Agreement being ratified by a final, non-appealable Order (either by the passage of time without a Motion to Correct Errors and/or a Notice of Appeal being timely filed or, should such a Motion and/or Notice be timely filed, the Order ratifying this Agreement is thereafter affirmed in all respects, with all further appeal rights having expired), then the Cash Payment and all interest which has accrued thereon shall be released from the designated account and the Liquidator shall as he chooses transfer, invest, manage, hold and/or commingle the Cash Payment and the accrued interest thereon with other assets of the MI estate, subject only to the Liquidation Court’s oversight under I.C. 27-9 as applicable to any and all MI assets;

(e)	In the event that ratification of this Agreement is denied by a final, non-appealable Order, then the Liquidator shall, within five (5) business days of such Order becoming final and non-appealable, transfer, convey and pay to MHP, via wire transfer per instructions from MHP, the Cash Payment and all interest accrued thereon as is then held in the designated account;

(f)	In the event the Liquidator conveys to MHP the amount as held in the designated account, in accordance with subparagraph 7(e) above, then effective as of the date of that conveyance the Proof of Claim referenced in paragraph 3 above shall be deemed revived and reinstated and any and all claims, demands, causes of action, defenses and/or positions that the Liquidator, on behalf of MI, or MHP possessed as of the date immediately proceeding the execution of this Agreement shall be reinstated, subject to

Paragraph 10 of this Agreement, with any statute of limitations, bar date, laches or other time limitation which would otherwise bar the assertion of such claims to have been tolled or suspended with respect to any claim that was not time barred as of the date of execution of this Agreement or, to the extent such claim is encompassed within the Lawsuit, was not time barred as of the date of filing such Lawsuit and, to the extent such claim is encompassed within the Proof of claim referenced in Paragraph 3 above, was not time barred as of the date of filing such Proof of Claim. For the avoidance of doubt, in the event claims are reinstated pursuant to this Paragraph 7(f), the waivers and releases of claims set forth in Paragraphs 3, 4 and 5 above shall not act to bar, preclude or limit either Parties’ pursuit of or recovery on such claims, subject only to Paragraph 10 of this Agreement.
     8. MHP acknowledges and agrees that an essential component of the consideration for the Liquidator to enter into this Agreement is the full, final and indefeasible payment of the $750,000 Cash Payment and that the invalidation, setting aside or avoidance of any material portion of the Cash Payment deprives the Liquidator of the benefits of this Agreement. Accordingly, notwithstanding any other term or provision of this Agreement, it is agreed that if fifteen percent (15%) or more of the Cash Payment is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any Bankruptcy Act or Code, State or Federal law, common law or equitable doctrine (“Cash Payment Clawback”), then:
(a)	The Liquidator’s claims against MHP shall be reinstated as they existed immediately before the execution of this Agreement (the “Liquidator Claims”), subject only to paragraph 10 below;

(b)	In addition, should a Cash Payment Clawback arise out of a bankruptcy, receivership or other proceeding that is voluntarily filed or commenced by MHP and/or its officers and directors within the 90-day period following execution of this Agreement and receipt of the Cash Payment, then in that event the Liquidator’s claims against MHP’s present and former officers and/or directors, as they existed immediately before the execution of this Agreement, shall also be reinstated and included in the definition of “Liquidator Claims” as used in this Agreement, subject only to Paragraph 10 below. In the event the Liquidator hereafter seeks to disavow the terms and conditions of this Agreement, it is agreed and acknowledged by the Liquidator that the release of the officers and directors of MHP, as contemplated by this Agreement, shall remain in full force and effect;

(c)	To the extent of claims reinstated under Paragraphs 8(a) and/or 8(b) above, the Liquidator shall be entitled, in his sole discretion, to assert in any appropriate context or forum, including but not limited to the assertion and filing of a proof of claim within any case under Title 11, U.S. Code, or any similar State or Federal law for the relief of debtors or the enforcement of creditors’ rights, the Liquidator’s Claims in an amount equal to the entire amount originally sought by the Liquidator in the Lawsuit;

(d)	The running of any statute of limitations, laches or other time limitation which otherwise would bar the assertion of the Liquidator Claims to the extent reinstated under Paragraphs 8(a) and/or 8(b) above, shall be deemed suspended and any defense related thereto shall be deemed waived by MHP and/or the officers and directors of MHP, as applicable, with respect to any claim that was not time barred as of the date of this Agreement or, to the extent such claim is encompassed within the Complaint in the Lawsuit, was not time barred as of the date of filing such Complaint, and

(e)	To the extent that any judgment or award is thereafter entered against MHP and/or the officers and directors of MHP, as applicable, with respect to any of the Liquidator Claims, as reinstated under Paragraphs 8(a) and/or 8(b) above, MHP and/or the officers and directors of MHP, as applicable, shall have a credit or offset against any such judgment or award in an amount equal to such portion of the Cash Payment that was not repaid to MHP or to a trustee, receiver or other party on behalf of or for the benefit of MHP (the “Retained Amount”), together with interest on the Retained Amount from the date the Cash Payment was initially made, unless in entering such judgment or award the Retained Amount and/or any interest accrued thereon was considered and the judgment or award was reduced accordingly.
     9. The Parties shall enter into and file a Joint Stipulation of Dismissal dismissing, with prejudice and without costs, that portion of the Lawsuit which relates only to claims against MHP and MHP’s affirmative defenses to such claims (subject only to reinstatement to the extent permitted under Paragraphs 7(f) or 8). Nothing in this Agreement shall be construed to constitute a release or limitation of any claims which have been or could be asserted in the lawsuit against, specifically, Susan Blais, Alan Bloom, Patricia Fitzpatrick, Patricia Richards, and/or Jeffrey Welch, Officers and Directors of Maxicare Indiana, Inc., who are and shall remain defendants in the lawsuit.
     10. Contemporaneous with the execution of this Agreement, the Liquidator, on behalf of MI, and MHP are executing a Confirmation As To Certain Matters in Furtherance of Liquidation Proceeding (“Confirmation”) relating to the “Pharmacy Rebates” and interests of the Parties in “MLH,” as those terms and matters are further defined and described in the Confirmation. Notwithstanding anything to the contrary contained in this Agreement, the Parties acknowledge and agree that as to all matters concerning, arising out of or relating to the Pharmacy Rebates and/or MLH, the terms and conditions of the Confirmation shall take precedence and control over the terms and conditions of this Agreement. For the avoidance of doubt, the Parties specifically agree and acknowledge that all confirmations, agreements, releases, potential reinstatement of claims or other matters relating to the Pharmacy Rebates and/or MLH, shall be governed solely by the terms and conditions of the Confirmation and not by the terms and conditions of this Agreement.

     11. This Agreement shall be binding upon and shall inure to the benefit of heirs, executors, assigns, and successors in interest of each of the Parties.
     12. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana, without giving effect to the provisions, policies, or principles thereof relating to choice of law or conflict of law.
     13. This Agreement contains all agreements, covenants, representations, and warranties, express or implied, oral or written, of the parties hereto concerning the subject matter hereof. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any Party hereto to any other Party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein. This is an integrated agreement.
     14. No waiver, modification or amendment of any term, condition, or provision of this Agreement shall be valid or have any force or effect unless made in writing and signed by the Parties. No failure to exercise and no delay in exercising any right, remedy or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.
     15. Each Party acknowledges and represents that it has been independently represented by counsel and has had the opportunity to consult with counsel of its choice with respect to the Lawsuit and with respect to the terms and subject matter of this Agreement.
     16. If any provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby.
     17. The Parties warrant that they have read this Agreement and are fully aware of its contents and that they have entered into this Agreement voluntarily and of their own accord, without reliance on any inducement, promise, or representation by anyone or anything, except those promises or representations which are expressly set forth in this Agreement.
     18. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.
     19. The Parties represent that they have not assigned or transferred, or purported to assign or transfer, to any person, entity or party any respective claim, cost or cause of action they are releasing by this Agreement, and they are the sole party in interest with respect to the subject matter(s) of this Agreement. Nothing contained in this Agreement is intended to confer any rights on any third party, except the releases set forth above.
     20. It is expressly understood and agreed that this Agreement extends to all claims of every nature and kind whatsoever, and is intended to cover and does cover not only all now known injuries and damages, but any future injuries or damages not now known, suspected or anticipated, but which may later develop or be discovered, including all the effects and consequences thereof; provided, however, that this Agreement does not: (a) waive or release claims asserted by the Liquidator against the individual officers and directors of MI who are and remain named defendants in the Lawsuit and MHP does not purport to and shall not compromise individual claims on behalf of the officers and/or directors of MI who are and remain named defendants in the Lawsuit; (b) does not waive, release or bar the Liquidator and/or MI from asserting and pursuing a claim, as shareholder or otherwise, in the MLH receivership proceeding; (c) does not apply to matters concerning, arising out of or relating to the Pharmacy Rebates or MLH, which matters are separately addressed and governed by the Confirmation; and (d) does not waive or release any claims that are reinstated under Paragraphs 7(f) or 8.
     21. The Parties agree to promptly execute and deliver any additional documents and/or information and to perform such additional acts as are necessary, useful or appropriate to complete the Stipulation of Dismissal, and effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement, and to comply with all applicable laws, rules and regulations.
     22. This Agreement is binding when one or more counterparts, individually, or taken together, is signed by each of the Parties. The Agreement may be executed in any number of counterparts. This Agreement may be effected by facsimile transmission of executed copies of the signature page delivered to counsel for the Parties.
     23. The Parties warrant and represent that they are fully authorized to enter into and execute this Agreement.
     In Witness Hereof , the parties have executed this Agreement on the dates listed below.
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On Behalf of the Liquidator:

Date	Elizabeth Lovette, Special Deputy Liquidator
Approved as to form this                      day of April 2006:

David C. Campbell
Donald J. Graham
Kelly R. Eskew
Bingham McHale
2700 Market Tower
10 West Market Street
Indianapolis, IN 46204

Attorneys for James Atterholt, Commissioner
Indiana Department of Insurance

On Behalf of Maxicare Health Plans, Inc.

Date	Title
Approved as to form this                      day of April 2006:

David L. Katsky
Adrienne B. Koch
Esanu Katsky Korins & Siger
605 Third Avenue
New York, NY 10158-0038

Attorneys for Maxicare Health Plans, Inc.